UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 28, 2022

RenovaCare, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	98-0384030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 107-A, Scottsdale, AZ 85260
(Address of principal executive offices)

(888) 398-0202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2022 (the “effective Date”), RenovaCare, Inc., a Nevada Corporation (the “Company”), entered into a Research and Collaboration Agreement (the “Collaboration Agreement”) with HistoCell S.L., a regenerative medicine company located in Spain (“HistoCell”) (collectively, the “Parties”). Capitalized terms used in this Item 1.01 and not otherwise defined shall have the meaning ascribed to it in the Collaboration Agreement, a redacted copy of which is attached to this Report as Exhibit 1.1.

Under the Collaboration Agreement, the Parties will collaborate (the “Collaboration”), each contributing its unique experience and technology, on the terms set forth in the Collaboration Agreement, in the development, and if warranted the testing and commercialization of a portable spray device to treat burn and trauma wounds in out-patient clinical and field settings (the “Product”). The purpose of the Collaboration is to develop the Product.

Should the Parties agree that they want to jointly commercialize the Product, the Parties shall then enter into a definitive commercialization agreement setting forth, among other things, the financial terms of the joint commercialization of the Product, and the provisions of any cross licensing of a Party’s Solely Owned Research IP.

The Collaboration Agreement defines the rights and obligations of the Parties, and includes, among other terms, the following:

(a)       A term of five (5) years. The Collaboration Agreement shall automatically terminate on (i) the fifth (5th) anniversary date of the Effective Date or (ii) the eighteenth (18th) month anniversary of the Effective Date if the Parties, individually or collectively, have not secured third-party funding for the Collaboration. This Collaboration Agreement may be terminated or extended at any time by mutual written agreement of the Parties. Either Party may also terminate the Collaboration Agreement upon the occurrence by the other Party of, but not limited to, (a) a breach of the Collaboration Agreement, (b) bankruptcy or liquidation, (c) lack of progress or poor performance, (d) merger or consolidation or other corporate transaction, and (e) entry into another R&D collaboration agreement that may be in conflict with the Collaboration Agreement.

(b)       each of the parties shall be responsible for funding of its portion of the Research. Funding and budget for the co-development and clinical testing of the Product will be contingent on obtaining the requisite funding; and

(c)       provisions regarding the ownership of any intellectual property arising from the Research.

The foregoing description of the of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Collaboration Agreement, a redacted copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The attached Collaboration Agreement has been redacted to exclude confidential and proprietary information.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Research and Collaboration Agreement dated January 28, 2022 entered into between HistoCell S.L. and RenovaCare, Inc.*

* Portions of this Exhibit have been excluded. The excluded portions are indicated by [****].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 3, 2022.

RenovaCare, Inc.

By: /s/       Kaiyo Nedd

Kaiyo Nedd

President and Chief Executive Officer